UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2026

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pointe Drive, Suite 205 Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of January 5, 2025, Ministry Partners Investment Company, LLC (the “Company”) appointed Daniel M. Cerio to serve as its Executive Vice President and Chief Financial Officer. Mr. Cerio will also serve as the Company’s Principal Accounting Officer.

Mr. Cerio has 30 years of finance experience in a variety of industries including financial services, healthcare, and manufacturing.  He most recently served as the Vice President of Finance at Boomerang Healthcare, a private equity-sponsored company that offers pain management and functional restoration services for workers’ compensation, personal injury, Medicare, and commercial insurance patients.  Mr. Cerio was responsible for all aspects of the finance and accounting function including internal and external financial reporting, treasury, budgeting and forecasting, taxation, regulatory compliance, data analysis, and strategic investment.  Prior to his work at Boomerang Healthcare, he served as Vice President of Finance for Gatekeeper Systems, a private equity-sponsored company that specializes in the manufacture and installation of loss prevention solutions for domestic and international retailers.  Mr. Cerio has a bachelor’s degree in accounting from Azusa Pacific University and has been a Certified Public Accountant in the state of California since 1998.  Mr. Cerio has also served as a Board Member and Treasurer for two faith-based ministries in Southern California.

Mr. Cerio’s base salary will be $220 thousand per year.  The position includes eligibility for bonuses up to 27% of his base salary, and he will also receive a benefits package that includes medical, dental, and vision plans, twenty-three days of paid time off per year, and eligibility for enrollment in the Company’s 401(k) Plan. The foregoing description of the offer letter is qualified in its entirety by the text of the letter, a copy of which is attached.

There are no arrangements or understandings between Mr. Cerio and any other person, naming such person, pursuant to which Mr. Cerio was selected as an executive officer or as a director; there are no family relationships between Mr. Cerio and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; and no related party transactions involving Mr. Cerio are reportable under item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are attached herewith:

ovemo
Exhibit:	Description:
10.54	Employment agreement, dated November 10, 2025, by and between Daniel Cerio and Ministry Partners Investment Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 8, 2026	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Darren M. Thompson
Darren M. Thompson
Chief Executive Officer and President